EXHIBIT 23.1


                             [KLT Logo Appears Here]

                            Kyle L. Tingle, CPA, LLC
                          Personal Financial Planning,
                        Business Services & Tax Planning




To Whom It May Concern:                                        December 10, 2003


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of June 28, 2003 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at May 31, 2003, in the Form 10-SB/A with the U.S. Securities and Exchange Commission.

Very truly yours,



/s/ Kyle L. Tingle
________________________
Kyle L. Tingle, CPA, LLC


















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net.